Exhibit 10h
EXECUTION COPY
AMENDMENT NO. 1 TO THE
FIVE YEAR CREDIT AGREEMENT

Dated as of April 29, 2005
          AMENDMENT NO. 1 TO THE FIVE YEAR CREDIT AGREEMENT among RADIOSHACK CORPORATION, a Delaware corporation (the “Borrower”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and CITIBANK, N.A., as agent (the “Agent”) for the Lenders.
          PRELIMINARY STATEMENTS:
          (1) The Borrower, the Lenders and the Agent have entered into a Five Year Credit Agreement dated as of June 16, 2004 (the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.
          (2) The Borrower and the Lenders have agreed to amend the Credit Agreement as hereinafter set forth.
          SECTION 1. Amendment to Credit Agreement. Section 5.02(e) of the Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby deleted in full.
          SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when the Agent shall have received counterparts of this Amendment executed by the Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment. This Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.
          SECTION 3. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:
     (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated in the recital of parties to this Amendment.
     (b) The execution, delivery and performance by the Borrower of this Amendment and the Credit Agreement and the Notes, as amended hereby, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Borrower’s charter or by-laws or(ii) law or any contractual restriction binding on or affecting the Borrower.
     (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Borrower of this Amendment or the Credit Agreement and the Notes, as amended hereby.
     (d) This Amendment has been duly executed and delivered by the Borrower. This Amendment and the Credit Agreement and the Notes, as amended hereby, are legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms (subject, as the enforcement of remedies, to applicable bankruptcy, reorganization, moratorium and similar laws affecting creditors rights generally).
     (e) There is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Amendment or any of the other Loan Documents, as amended hereby.
          SECTION 4. Reference to and Effect on the Credit Agreement and the Notes. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
          (b) The Credit Agreement and the Notes, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.
          SECTION 5. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 8.04 of the Credit Agreement.
          SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

          SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

RADIOSHACK CORPORATION
By	/s/ David G. Barnes
Title: Senior Vice President - Chief
Financial Officer

CITIBANK, N.A., as Agent and as a Lender
By	/s/ Judith Green
Title: Vice President

BANK OF AMERICA, N.A.
By	/s/ Ross Evans
Title: Vice President

KEYBANK NATIONAL ASSOCIATION
By	/s/ Brendan A. Lawlor
Title: Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION
By	[Signature Illegible]
Title: Director

SUNTRUST BANK
By
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION
By	/s/ Steve Melton
Title: Vice President

ROYAL BANK OF CANADA
By	/s/ Gordon MacArthur
Title: Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION
By	/s/ Gregory Dryden
Title: Sr. Vice President

COMERICA BANK
By	/s/ Janet L. Wheeler
Title: Assistant Vice President

CALYON NEW YORK BRANCH
By	/s/ Philippe Soustra
Title: Senior Vice President

By	/s/ Attila Coach
Title: Managing Director

FIFTH THIRD BANK
By	/s/ Mike Mendenhall
Title: Corporate Banking Officer

NATIONAL CITY BANK
By
Title:

THE BANK OF NEW YORK
By	/s/ Lucille Madden
Title: Vice President

BANK OF TEXAS, N.A.
By	/s/ Jerry Price
Title: Vice President

HIBERNIA NATIONAL BANK
By	/s/ Derek Blount
Title: Vice President